UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2017, Apollo Medical Management, Inc. (“AMM”), a wholly owned subsidiary of Apollo Medical Holdings, Inc. (the “Company”), entered into Amendment No. 1 to Intercompany Revolving Loan Agreement between Maverick Medical Group, Inc. (“MMG”), an affiliate of the Company, and AMM (the “Loan Agreement Amendment”), and Amendment No. 1 to Subordination Agreement between MMG and AMM (the “Subordination Agreement Amendment”).

The Loan Agreement Amendment amended the Intercompany Revolving Loan Agreement, dated as of November 22, 2016 (as amended by the Loan Agreement Amendment, the “Loan Agreement”), between AMM and MMG to increase the revolving loan commitment by AMM under the Loan Agreement from $2,000,000 to $3,000,000.

The Subordination Agreement Amendment amended the Subordination Agreement, dated as of November 22, 2016, between AMM and MMG to reflect the increase in the revolving loan commitment by AMM under the Loan Agreement from $2,000,000 to $3,000,000.

A copy of the Loan Agreement Amendment is attached hereto as Exhibit 10.1 and a copy of the Subordination Agreement Amendment is attached hereto as Exhibit 10.2, and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Loan Agreement Amendment and the Subordination Agreement Amendment, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1       Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group, Inc., dated as of August 31, 2017.

10.2       Amendment No. 1 to Subordination Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group, Inc., dated as of August 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 6, 2017	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer